UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/02/2008

Speedemissions, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-49688

Florida	33-0961488
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1015 Tyrone Road
Suite 220
Tyrone, GA 30290
(Address of principal executive offices, including zip code)

770-306-7667
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On September 2, 2008, Speedemissions, Inc. (the "Company") settled its condemnation dispute with Gwinnett County, Georgia (see Exhibit 99.1).

The dispute arose from Gwinnett County's plan to widen a road at the site of the Company's Lawrenceville, Georgia store. The Company owned the land and the building. As a result, Gwinnett County, filed a declaration of taking and condemnation petition on January 24, 2007, taking the majority of the property. On April 17, 2007, the Company received $209,600 from Gwinnett County as compensation for a portion of the building and land. The Company had filed an administrative appeal based on the amount of just and fair compensation. The Company occupied the building and continued to perform emission tests at the location until June 8, 2007.

The total amount of compensation to the Company for all rights to the Lawrenceville property is $330,000. The Company will receive the balance due of $120,400 on or before September 26, 2008.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

99.1 Final Consent Order And Judgment

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Speedemissions, Inc.

Date: September 10, 2008	By:	/s/ Michael S. Shanahan
Michael S. Shanahan
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Final Consent Order And Judgment